CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of our report dated April 17, 2007, relating to the statement of assets and liabilities at April 12, 2007 of The Gabelli Healthcare & WellnessRx Trust, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.
PricewaterhouseCoopers LLP
New York, New York
May 25, 2007